DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz
Entity # E0016132005-2 Document Number 20050011050-54
Articles of Incorporation (PURSUANT TO NRS 78)	Date Filed: 2/7/2005 10:27:17 AM In the office of /s/ Dean Heller Dean Heller Secretary Of State

Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation	Surge Enterprises, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Incorp Services, Inc.
Name
	3155 East Patrick Lane – Suite 1		Las Vegas	NEVADA	89120-3481
	Street Address		City		Zip Code
3. Shares: (Number of Shares Corporation authorized to issue)	Number of shares with par value:	75,000	Par value:	$ 0.001	Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustee: (attach additional page if there are more than 3 directors/trustees)	1. Winston Barta
Name
	3155 East Patrick Lane – Suite 1		Las Vegas	NV	89120-3481
	Street Address		City	State	Zip Code
2.
Name

	Street Address		City	State	Zip Code
3.
Name

	Street Address		City	State	Zip Code
5. Purpose: (Optional –see instructions)	The purpose of the Corporation shall be: Any Legal Purpose
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Doug Ansell on behalf of Incorp Services, Inc.		/s/ Doug Ansell
	Name		Signature
	3155 East Patrick Lane – Suite 1		Las Vegas	NV	89120-3481
	Address		City	State	Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation
	/s/ Doug Ansell			February 7, 2005
	Authorized Signature of R.A. or On Behalf of R.A. Company			Date

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 78.2003 Revised on: 9/29/03